SUB-ITEM 77I: Terms of new or amended
securities
At a Board meeting on August 6, 2014, the Board of
Directors approved the creation of Class R6 Shares for The Growth Opportunities Fund and The
Hartford SmallCap Growth Fund (collectively, the
"Funds"). Class R6 Shares have all of the rights, preferences and privileges as set forth in the Registrant's Articles of Amendment and
Restatement, as supplemented and amended from time to time. A description of Class R6 Shares is contained in the Funds' prospectuses, combined statement of additional information and multiple class plan incorporated herein by reference to Post-
Effective Amendment No. 126 to the Registrant's
Registration Statement on Form N-1A as filed with the SEC via EDGAR on November 7, 2014 (SEC
Accession No. 0001104659-14-078357), as
amended by Post-Effective Amendment No. 128 to the Registrant's Registration Statement on Form N-
1A filed with the SEC on February 27, 2015 (SEC
Accession No. 0001104659-15-015174) and
incorporated herein by reference.




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